Exhibit 99.1

DARÉ BIOSCIENCE

Forward-Looking Statements & Disclaimers

This presentation is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities of Daré Bioscience, Inc. ("Daré" or the "Company"). This presentation discusses potential future drug and medical device products that are or will be under clinical or preclinical investigation and have not been approved for use outside of clinical or preclinical studies, as well as proprietary solutions that are or may be made available as compounded drugs or consumer health products that the U.S. Food and Drug Administration (FDA) does not approve. The FDA does not evaluate compounded drugs or cosmetic products for safety, effectiveness, or quality. None of the investigational products, compounded drugs or consumer health products discussed herein have been approved for marketing by the FDA or any other regulatory agency, and no representation is made as to the safety or effectiveness of any investigational product, compounded drug or consumer health product.

All statements in this presentation, other than statements of historical fact, are forward-looking statements within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terms such as "believe," "may," "will," "estimate," "continue," "anticipate," "upcoming," "design," "intend," "expect," "could," "plan," "potential," "prepare," "pursue," "seek," "should," "would," "target," "objective," "building," "near-term," or the negative of these terms and other similar expressions. Such statements include, but are not limited to, statements relating to Daré's go-to-market and commercialization strategies and plans, including for making proprietary formulations available by prescription in the U.S. as compounded drugs via Section 503B of the Federal Food, Drug, and Cosmetic Act (503B) and for launching branded consumer health products; expected timing of product revenue; market opportunity for those products and their ability to gain market acceptance; plans and expectations with respect to Daré's product candidates, including clinical development plans and potential, including trial design, timelines, costs, milestones, and results, targeted indications, regulatory strategy, FDA communications, submissions and review of applications, and market opportunity; potential third-party collaborations and expectations regarding existing collaborations, including potential payments; potential pipeline expansion; the amount and timing of Daré's receipt of funds under grant agreements and other funding awards; and potential funding and financing transactions. As used in this presentation, "first-in-category" is a forward-looking statement relating to the potential of a product candidate to represent a new category of product if it were to receive marketing approval for the indication for which it is being developed because Daré believes it would address a need in women's health that is not being met by existing FDA-approved products. Forward-looking statements reflect management's estimates and expectations based on current information and involve risks, uncertainties and assumptions that may cause Daré's actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainties related to: Daré's ability to raise additional capital when and as needed to fund operations and execute its business strategy; Daré's dependence on funding from grants and other financial awards; potential suspension and delisting of Daré's common stock from The Nasdaq Capital Market; Daré's inexperience, as a company, in and limited infrastructure for commercializing products; Daré's reliance on 503B-registered outsourcing facilities, dispensing pharmacies, telehealth providers, and other third parties to bring products to market and facilitate access to such products and the risk that those third parties do not perform as expected; the risk that the FDA could stop permitting 503B-registered outsourcing facilities to compound the relevant drug substances; the degree of market demand and acceptance for the products Daré brings to market; developments by competitors that make Daré's products less competitive or obsolete; shifts in consumer spending or behavior; Daré's reliance on third parties to manufacture and conduct clinical trials and preclinical studies of its product candidates and commercialize XACIATO® (clindamycin phosphate) vaginal gel 2% and future FDA-approved products, if any; Daré's ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates on communicated timelines, or at all; failure or delay in starting, conducting and completing clinical trials of a product candidate and the inherent uncertainty of outcomes of clinical trials; decisions not to make Ovaprene pivotal clinical study design modifications recommended by the FDA; the risk that even if a pivotal clinical study achieves its primary efficacy endpoint, the FDA may determine the data package is not sufficient to support a favorable benefit-risk determination in a future marketing application; the availability of the current regulatory pathway known as the FDA's 505(b)(2) pathway for drug product approval in the U.S. for Daré's product candidates; Daré's ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré's and its licensors' ability to obtain and maintain sufficient intellectual property protection; product coverage, pricing and reimbursement from third-party payors; product recalls; governmental investigations, actions or proceedings; litigation and legal proceedings; cybersecurity incidents or similar events that compromise Daré's technology systems and/or significantly disrupt Daré's business or those of third parties on which it relies; changes in laws and regulations that impact the pharmaceutical and health care industries, or changes in enforcement policies; the effects of macroeconomic conditions, geopolitical events, and major changes and disruptions in U.S. government policies and operations; and those risks and uncertainties described under the heading "Risk Factors" in Daré's most recent quarterly report on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Daré does not undertake any obligation to update any forward-looking statement in this presentation to reflect new information, future developments or otherwise, except as required by law.

This presentation includes market size and growth data and estimates and other industry information published by independent third parties or based on management's review of such information, management's knowledge of the industry and good faith estimates of management. This market and industry data and information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although Daré believes the third-party sources are reliable as of their respective dates, Daré cannot guarantee the accuracy or completeness of this information and has not independently verified this information. Projections, assumptions and estimates of the future performance of the industry in which Daré operates and market size and opportunities for product candidates Daré develops and products Daré brings to market are necessarily subject to a high degree of uncertainty and risk. These and other factors could cause results to differ materially from those expressed in the data and estimates made by the independent parties and by Daré.

All trademarks, service marks or trade names appearing in this presentation are the property of their respective owners. Unless specifically identified as such, Daré's use or display of third-party marks is not intended and does not indicate or imply any relationship with or endorsement or sponsorship of Daré by the third-party owner.

DARE TO PUSH WOMEN'S HEALTH FORWARD

Bioscience that's 100% for her.



Investment Highlights

Exclusive Focus on Women's Health

Purpose-built portfolio addressing large, underserved markets across women's health.

Commercial Launch

Revenue commencing from product sales in 2026 with the goal of becoming profitable as product sales scale

Development-Driven Growth Strategy

Advancing diversified pipeline of late- and mid-stage programs toward multiple near-term inflection points

Clinical and Evidence-Based Solutions

Leveraging fastest eligible pathways to market: 503B compounding, FDA approval and non-prescription

>$75M Non-Dilutive Funding Awarded Since 2018

Development supported by grants from Gates Foundation, ARPA-H and NIH

Dare for Her
at Every Stage of Life



PLAY

Confidence and freedom to live life your way.



PLAN

Empowering your choices for today and tomorrow.



SUPPORT

Care that supports you and the life you're building.



RECLAIM

Solutions to help you feel like yourself again.



FIGHT

Innovations to help you thrive and take on what's next.

Science-driven solutions for women. | Because *every stage* matters.

Pipeline Focused on Supporting Every Woman at Every Stage

Women's health is not a single condition. It is a lifelong healthcare journey affecting every woman, at every stage of life.

DARE to RESTORE™

Designed to maintain a healthy vaginal microbiome
Flora Sync LF5™
Launched June 2026



DARE to PLAY™

Designed for her sexual experience
Sildenafil Cream Rx
Revenue Generation Q4 2026[1]



DARE to RECLAIM™

Designed to help her keep living her best life
Estradiol and Progesterone 28-day IVR 503B Launch 2027[1]



DARE to PLAN™

Designed for her contraception needs
Ovaprene Phase 3; Topline Data 2027[1]



DARE to FIGHT™

Designed to treat vaginal infections
DARE-HPV Phase 2; Topline Data 2027[1]



DARE to SUPPORT™

Designed to support her pregnancy
DARE-PTB1 Phase 1 Preparation Underway[1]



1. Timing represents Daré's plans and expectations.

Why Women's Health, *Why Now?*

That is Not a Niche.
That is a Significant Market Opportunity.

27%

of all blockbuster pharmaceutical products are women's health drugs[1]

80%

of all U.S. healthcare purchasing decisions are made by women[2]



SEXUAL HEALTH*

~20 million

U.S. women experience symptoms of low or no sexual arousal[3]



MENOPAUSE*

~51 million

U.S. women experience menopausal symptoms that may benefit from treatment[4]



CONTRACEPTION*

~43 million

U.S. women use contraception[5]; 1 in 3 hormonal contraceptive users report side effects[6]



HPV*

~6 million

U.S. women acquire a carcinogenic HPV strain annually[7]

1. IQVIA Monthly Global MIDAS $ Const-Exchng (MNF) 2013 – 2022. *Blockbuster defined as $500 million dollar sales in a year; Women's Health includes conditions solely or disproportionately affecting women; excludes oncology conditions in women*
2. McKinsey & Company, February 14, 2022, Unlocking Opportunities in Women's Healthcare
3. Based on an estimated 33% prevalence among U.S. women ages 21 to 60, as reported in the FSAD Prevalence Report (October 2015), ad hoc market research conducted for SST LLC, and U.S. Census projections for 2016, representing approximately 20 million women.
4. North American Menopause Society (70–80% symptomatic women) and U.S. Census population estimates
5. CDC National Survey of Family Growth (NSFG), 2019–2023
6. CDC National Survey of Family Growth; Guttmacher Institute, Contraceptive Use in the United States; KFF Women's Health Survey (2022)
7. Lewis, et al. Estimated Prevalence and Incidence of Disease – Associated Human Papillomavirus Types Among 15-59-Year-Olds in the United States. Sex Trans Dis. 2021 Apr 1; 48(4):273-277.

* Daré products and product candidates address segments of these market categories.

Significant Non-Dilutive Funding From Leading Institutions

Over $75 Million Awarded to Date Validates Approach and Need

Gates Foundation	ARPA-H	NIH / NICHD
Committed **$2.5 billion through 2030** to advance women's health research and innovation	**Sprint for Women's Health** investing **>$100M** in 24 women's health innovations	NIH-wide initiative to advance women's health research, expanding funding opportunities
$60M+	**$10M**	**$5M+**
AWARDED TO DARÉ	AWARDED TO DARÉ	AWARDED TO DARÉ
Ovaprene, DARE-LARC1, DARE-NHC (contraception)	DARE-HPV (100% funded Phase 2 trial)	DARE-PTB1 (preterm birth), DARE-LARC1, DARE-HPV, DARE-PTB2

DARĒ BIOSCIENCE.

Data Driven Development. Not Just Another Online Compounder.

Built on Science, Clinical Evidence, FDA Development and Product Quality

01 Clinical Development

- Conducting clinical studies
- Generates proprietary clinical data
- Advances regulatory pathways

02 Proprietary Products

- Novel formulations and technologies
- Intellectual property portfolio
- Assets being developed for FDA approval

03 Commercial Platform

- DARE Health Hub
- Telehealth access
- Direct patient engagement
- Product fulfillment

Most online compounders distribute products. Daré develops them.

A Commercial Company with a

Purpose-Built Women's Health Product Ecosystem



DARE TO RESTORE™

Flora Sync LF5™

Non-hormonal probiotic vaginal capsule designed to restore microbiome balance and support lasting comfort

First Sales July 2026

- Available without a prescription
- Vaginal capsule formulated with *Limosilactobacillus fermentum* LF5
- Clinically studied and backed by over 30 years of probiotic research

96% of women achieved vaginal microbiome balance within 3 days[1]

90% maintained a balanced vaginal microbiome at 2 weeks[1]


DARE TO RESTORE™
DARE TO RESTORE™
BY DARÉ BIOSCIENCE
FLORA SYNC LF5™
Probiotic Vaginal Capsules
6 capsules

$49/box (6 capsules)

~65% of Women

Feel insecure about their vaginal scent[2]

1. Based on a single-blind, randomized controlled clinical trial of 100 women published in Frontiers in Microbiology (2024)
2. Vagisil Scentsus survey, conducted by Wakefield Research among 1,000 U.S. women ages 18–65, July 2019.

DARE TO PLAY™

Sildenafil Cream*

Proprietary topical formulation of the active ingredient in an erectile dysfunction drug (Viagra®)

Revenue Generation Expected Q4 2026

Prescribers Already Writing and Patients Engaging†

- No FDA-approved treatments for female sexual arousal disorder
- Phase 2b study demonstrated statistically significant arousal improvement in the target Phase 3 population (post-hoc analysis)[1]
- Demonstrated minimal systemic exposure and was well tolerated by exposed users and their sexual partners in the Phase 2b study[2]

To be available as a 503B compounded product, while working to advance through 505(b)(2) NDA pathway


DARE
DARE
DARE
DARE
to
PLAY™
Sildenafil Cream, 3.6%
Powered by DermaFlux® Absorption Technology
NET WT. 30g

$99/tube (~10 uses)

~20 Million

U.S. women experience symptoms of low or no sexual arousal[3]

~$2 Billion

Annual Total Addressable Market[4]

1. Johnson, et al. Obstetrics & Gynecology. 144(2):p 144-152, August 2024.
2. Thurman, et al. The Journal of Sexual Medicine. 2024 Sep 3;21(9):793-799.
3. Based on an estimated 33% prevalence among U.S. women ages 21 to 60, as reported in the FSAD Prevalence ReObport (October 2015), ad hoc market research conducted for SST LLC, and U.S. Census projections for 2016, representing approximately 20 million women.
4. TAM reflects an estimated addressable population of 20 million U.S. women multiplied by a $99 product price.

*This is a compounded drug. It is not FDA approved. DARE to PLAY Sildenafil Cream will be manufactured in a 503B outsourcing facility under pharmaceutical Good Manufacturing Practice (GMP). The FDA does not evaluate compounded drug products for safety, efficacy, or quality.

† The product currently is in a pre-fulfillment prescription period, meaning patients can get a prescription, but ordering and payment will only occur when the product is available for pharmacy dispensing.

Turning Clinical Relationships Into Commercial Momentum

Years of product development have created trusted relationships with the providers most likely to adopt new women's health solutions

Clinical Relationships Built Through Development

- Long-standing engagement with OBGYNs and women's health specialists
- Established network of investigators and key opinion leaders
- Ongoing presence at major women's health conferences

Commercial Advantage

- Existing provider awareness prior to launch
- Opportunity to accelerate adoption through trusted provider channels
- Expanding product portfolio increases provider engagement

Integrated Commercial Platform Designed for Scalable Growth

Driving patient acquisition, engagement and portfolio expansion through a unified women's health ecosystem

Provider Relationships
- OBGYN and women's health specialist engagement
- Product recommendations and office-based awareness
- Trusted clinical channel

Digital Marketing
- Consumer awareness campaigns
- Targeted patient acquisition
- Scalable demand generation

A Unified Women's Health Ecosystem

Building Telehealth Infrastructure
- Convenient patient access
- Prescription evaluation
- National reach

MyMenopauseRx

Entered Strategic Collaboration July 2026

DARE Health Hub
- Central patient destination
- Fulfillment and engagement
- Multi-product platform

DARE Health Hub: Now Live

Direct-to-Patient Growth Engine

Central Commercial Platform

- Product education
- Telehealth access
- Prescription fulfillment
- Patient engagement
- Product cross-selling


DARE HEALTH HUB
Register
Login
OUR PRODUCTS
Designed for women. Grounded in real science.
PRE FULFILLMENT
NEW
DARE to PLAY™
Sildenafil Cream
First-of-its-kind fast-acting female arousal cream
LEARN MORE
GET A PRESCRIPTION
DARE to RESTORE™
Flora Sync LFS™
Targeted vaginal probiotic capsules made for the vaginal microbiome
LEARN MORE
SHOP NOW

Expanding Reach Through Women's Health Media and Influencers

Podcast appearances and influencer interviews are expanding awareness among women and healthcare audiences

Activating trusted voices to educate audiences, increase product discovery and drive engagement across Daré's commercial ecosystem


Karen Bigman
Sabrina Johnson


LOVERS
by Shan
lemonada
TABOO TO TRUTH
PODCAST
Labia Logic
POSITIVE PAUSE
PODCAST
MENO PUNKS

Development Pipeline

Robust development strategy to continue to fuel commercial product portfolio



Ovaprene: Investigational Hormone-Free Monthly Intravaginal Contraceptive

Ongoing Phase 3 Study with Topline Data Expected 2027[1]

Hormone-Free: Unique dual action MOA (spermiostatic & barrier), no hormonal safety concerns

- 86% - 91% expected typical use effectiveness[2,3]
- Convenience of a monthly ring form
- Immediate return to fertility; inserted and removed without a provider


Physical Barrier[2]
*3D, knitted polymer barrier to **physically block** the passage of sperm*
Spermiostatic Environment[2]
*A silicone ring releasing hormone-free ferrous gluconate to chemically **impede sperm motility**.*

There is no FDA-approved monthly, hormone-free contraceptive.

1. Timing represents Daré's plans and expectations, including enrollment of sufficient women in 2026 to achieve at least 2,500 menstrual cycles of product exposure in 2027. The study is not expected to enroll sufficient women to achieve 250 "completers" (subjects who complete 13 menstrual cycles of product use). For a more detailed discussion of updates on the Ovaprene Phase 3 study, including important risk factors, see our quarterly report on Form 10-Q filed with the SEC on August 13, 2026.
2. Mauck, et al. Contraception, Vol. 132, April 2024
3. Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444

DARE to FIGHT™

DARE-HPV^

Investigational Antiviral Vaginal Insert For Persistent High-Risk HPV Infection

Phase 2 Study Commenced May 2026

A proprietary fixed-dose formulation of **lopinavir and ritonavir**[1] **in a soft gel vaginal insert**

- Majority of women achieved **no dysplasia and undetectable HPV** after 12 weeks in a pilot study[2]
- **Awarded up to $10M in non-dilutive funding** to advance clinical development and Phase 2 execution[3]

Persistent HPV infection is the primary cause of cervical cancer.

There is no FDA-approved pharmacologic treatment for persistent high-risk HPV infection.



^505(b)(2) regulatory pathway anticipated.

1. Lopinavir and ritonavir are the active pharmaceutical ingredients in the FDA-approved drug Kaletra® for the treatment of HIV-1 infection.
2. Hampson, et al. "A Single-Arm, Proof-of-Concept Trial of Lopimune (Lopinavir/Ritonavir) as a Treatment for HPV-Related Pre-Invasive Cervical Disease." PLoS One. 2016 Jan 29.
3. $9.0 million received to date

DARE-HRT1*

Monthly Hormone Therapy for Menopause

503B Compounding and Phase 3-Enabling Activities Underway

A proprietary intravaginal ring designed to continuously deliver bio-identical estradiol and progesterone over 28 days

- Statistically significant improvements in hot flashes, night sweats, vaginal symptoms, and quality of life measures in Phase 1/2 study[1]
- **Potential single Phase 3 study pathway supported by FDA 505(b)(2) regulatory strategy; To be available as a 503B compounded product, while working to advance through 505(b)(2) NDA pathway**



There is no monthly delivery of bioidentical estradiol and progesterone together in one 28-day IVR.

1. Thurman, et al. Menopause: The Journal of The North American Menopause Society, Vol. 30, No. 9, 2023

*DARE-HRT1 is an investigational product being developed for the treatment of moderate-to-severe vasomotor symptoms, commonly referred to as hot flashes, in postmenopausal women. In accordance with its dual path strategy, Daré is also taking action to bring this proprietary intravaginal ring to market as a 503B compounded drug product. Compounded drugs are not FDA approved.

DARE to RECLAIM™

DARE-VVA1^

Investigational Vaginal Insert for Genitourinary Syndrome of Menopause (GSM)



Phase 2 Study Preparations Underway

A proprietary hormone-free vaginal insert containing tamoxifen for sexual pain post-menopause or breast cancer treatment.

- Statistically significant improvements in the assessments and symptoms associated with GSM – decreases in vaginal pH, increases in the percentage of vaginal superficial cells – in Phase 1/2 study[1]
- **FDA 505(b)(2) regulatory strategy**

There is no hormone-free intravaginal treatment for GSM.

^505(b)(2) regulatory pathway anticipated.

1. Thurman, et al. Climacteric: The Journal of Adult Women's Health and Medicine, Vol. 26, No. 5, 2023

DARE-FRT1 / DARE-PTB1

Investigational Sustained-Release Progesterone Intravaginal Ring for Pregnancy Maintenance

Phase 1 Study Preparation Underway

A proprietary intravaginal ring designed to deliver bio-identical progesterone as an alternative to daily injections or vaginal gel

- Potential application for pregnancy maintenance or preterm birth (DARE-PTB1), and luteal phase support in IVF (DARE-FRT1)
- **FDA 505(b)(2) regulatory strategy**

There is no FDA-approved sustained-release progesterone intravaginal ring for pregnancy maintenance or fertility support.



Multiple Pipeline Expansion Opportunities from Earlier Stage Programs*

	PROGRAM		ESTIMATED ADDRESSABLE MARKET	PRE-CLINICAL	PHASE 1	PHASE 2	PHASE 3 / PIVOTAL
Australia R&D Cash Rebate	DARE-PDM1^	Vaginal diclofenac once-daily thermosetting hydrogel for pelvic pain	50% menstruating women experience dysmenorrhea			Phase 1 study completed 2023 U.S. IND preparations	
Theramex	Casea S^	18–24-month biodegradable contraceptive implant	12 million women		Phase 1 study ongoing †		
NIH National Institutes of Health	DARE 204/214^	6 & 12-month injectable etonogestrel contraceptive	12 million women		Phase 1 study preparation		
NIH National Institutes of Health *Foundation grant up to ~$49M*[1]	DARE-LARC1^	Long-acting, reversible personal contraceptive system	17 million women		Pre-IND activities		
University of Copenhagen	DARE-RH1	Male or female contraceptive target	27 million women		Hit to lead stage		
NIH National Institutes of Health	DARE-PTB2	Potential new therapeutic intervention for the prevention and treatment of idiopathic preterm birth	1 in 10 births		Pre-clinical studies		

^505(b)(2) regulatory pathway anticipated.
* Other than Casea S, we are developing these assets with the intent to seek marketing approval from the FDA. We assembled our pipeline primarily through acquisitions, in-license agreements, and other collaborations, and have royalty, milestone and other payment obligations to third-parties relating to product development and/or commercialization.

† The Phase 1 study is being conducted by FHI 360 with support from a foundation grant (ID# NCT05174884). We are not currently developing this asset but may exercise rights to do so in the U.S. under our co-development and license agreement with Theramex.
1. Total of $41.8 million received to date.

Corporate Overview



Financial Snapshot

Start of Product Revenue Generation in 2026 with Commercial Launch of Flora Sync LF5 in Q2 2026 and DARE to PLAY Expected in Q4 2026

~$12.6 M	~$16.0 M	~526 K	~19.7 M
Cash[1]	Market Cap	Trading Volume	Shares Outstanding
As of June 30, 2026	As of September 29, 2026	3-month average as of September 29, 2026	As of August 20, 2026

1. All cash and cash equivalents at June 30, 2026 represented funds received under grant agreements that may be applied solely toward direct costs for the projects funded under those grant agreements, subject to an indirect cost allowance of approximately 5% to 22%. See our Form 10-Q for the quarter ended June 30, 2026 for additional information regarding our cash and cash equivalents, our grant agreements, and our financial condition.

Management Team



Sabrina Martucci Johnson
CEO & President



David Friend, PhD
Chief Scientific Officer



MarDee Haring-Layton
Chief Accounting Officer



Jessica Hatheway
VP, Clinical Operations



Annie Thurman, MD, FACOG
Medical Director



Mark Walters
VP, Operations



Robert Charboneau
VP, Manufacturing & Supply Chain



Jennifer Kiang
VP, Corporate Affairs & Development



Christine Mauck, MD
Medical Director



Nicolas Pacelli
VP, Alliance Management & Business Development



Elizabeth Proos
VP, Product Development

Multiple Near-Term Catalysts with Potential for Meaningful Value Creation

PRODUCT / PROGRAM	GRANT-FUNDED	INFLECTION EVENT	TIMING[1]	VALUE CREATION
DARE to PLAY[2] (Sildenafil Cream)		Prescription dispensing; product revenue	Q4 2026	Revenue; real-world data; estimated 20 million underserved women[3] with no FDA-approved treatments for female sexual arousal disorder (FSAD)
DARE to RESTORE (Flora Sync LF5™ Probiotic)		Commercial launch; product revenue	Launched June 2026	Non-prescription commercial model; revenue
Ovaprene® (Contraceptive)	✓	Phase 3 enrollment completion; topline data; partnering discussions	2026 enroll 2027 topline	Potential first non-hormonal monthly intravaginal contraceptive
DARE-HPV (HPV Therapy)	✓	Phase 2 initiation; proof-of-concept data	2026 enroll 2027 topline	Potential first pharmacologic HPV therapeutic; 6M+ annual U.S. cases[4]; 99% of cervical cancers HPV-caused[4]; zero competing pharmacologic treatments
DARE to RECLAIM[2] (Menopause hormone therapy IVR)		Commercial launch	2027	First monthly bio-identical estradiol + progesterone IVR in a \$2.5–4.5B U.S. compounded HRT market[5]

1. Timing represents Daré's plans and expectations. See slide 2
2. Proprietary formulations made or expected to be made available for prescription fulfillment via a 503B-registered outsourcing facility partner and a licensed dispensing pharmacy with an online platform
3. Based on an estimated 33% prevalence of symptoms of low or no sexual arousal among U.S. women ages 21 to 60, as reported in the FSAD Prevalence Report (October 2015), ad hoc market research conducted for SST LLC, and U.S. Census projections for 2016, representing approximately 20 million women.
4. Lewis, et al. Estimated Prevalence and Incidence of Disease – Associated Human Papillomavirus Types Among 15-59-Year-Olds in the United States. Sex Trans Dis. 2021 Apr 1
5. TD Cowen Therapeutic Categories Outlook, February 2024. Women's Health.

Why Daré, Why Now.

Transitioning to a Commercial-Stage Company with Two Revenue-Generating Products Launching and a Purpose-Built Development Pipeline Advancing to Support Women at Every Stage of Life



Commercial Inflection Point
First product revenue commencing in 2026 from Flora Sync LF5 and DARE to PLAY

Scalable Commercial Engine in Place
DARE Health Hub, telehealth infrastructure, and provider relationships support scalable growth

Late-Stage Pipeline
Multiple programs advancing toward meaningful development and regulatory milestones

Significant Non-Dilutive Capital Awarded
>$75M awarded from Gates Foundation, ARPA-H, and NIH/NICHD-supported programs

Daring to Put Her Health First™

DAREBIOSCIENCE.COM | NASDAQ: DARE

Appendix



FDA APPROVED PRODUCT: XACIATO™
(Clindamycin Phosphate) Vaginal Gel 2%

PRODUCT INFO

XACIATO [zah-she-AH-toe] (clindamycin phosphate) vaginal gel 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis (BV) in females 12 years of age and older*

- **Available nationwide via commercial collaboration with Organon;** royalties and potential milestones payable by Organon of up to $180 million.†
- **$27 million raised in royalty financings;** Daré is eligible for upside-sharing milestone payments from XOMA†
- Demonstrates validation of **partnership-driven commercialization** strategy where appropriate



*See Full Prescribing Information for the safe and effective use of XACIATO. See XACIATO selected safety information on slide 32

†100% of royalties and commercial milestone payments based on XACIATO net sales are subject to a royalty purchase agreement with XOMA (April 2024) and a royalty interest financing agreement (Dec 2023). Upon achieving a pre-specified return threshold, XOMA will make upside-sharing milestone payments to Daré representing 50% of the future payments otherwise payable to XOMA.

XACIATO™
(Clindamycin Phosphate) Vaginal Gel 2%

SELECTED SAFETY INFORMATION

- XACIATO is contraindicated in individuals with a history of hypersensitivity to clindamycin or lincomycin.
- Clostridioides difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including clindamycin, and may range in severity from mild diarrhea to fatal colitis. Careful medical history is necessary since CDAD has been reported to occur over 2 months after the administration of antibacterial agents. If CDAD is suspected or confirmed, ongoing antibacterial use not directed against C. difficile may need to be discontinued.
- Polyurethane condoms are not recommended during treatment with XACIATO or for 7 days following treatment. During this time period, polyurethane condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV and other sexually transmitted diseases. Latex or polyisoprene condoms should be used.
- XACIATO may result in the overgrowth of Candida spp. in the vagina resulting in vulvovaginal candidiasis, which may require antifungal treatment.
- The most common adverse reactions reported in >2% of patients and at a higher rate in the XACIATO group than in the placebo group were vulvovaginal candidiasis and vulvovaginal discomfort.
- XACIATO has not been studied in pregnant women. However, based on the low systemic absorption of XACIATO following the intravaginal route of administration in nonpregnant women, maternal use is not likely to result in significant fetal exposure to the drug.
- There are no data on the effect of clindamycin on milk production. The developmental and health benefits of breastfeeding should be considered along with the mother's clinical need for clindamycin and any potential adverse effects on the breastfed child from clindamycin or from the underlying maternal condition.
- Please see the Prescribing Information, Patient Information, and Instructions for Use.

Oral Sildenafil provided a compelling proof of concept for FSAD

STATISTICALLY SIGNIFICANT INCREASES IN VAGINAL PULSE AMPLITUBE (VPA)[1]

Pfizer VPA Clinical Lab Study – Oral Viagra


Mean and Maximum VPA†
Vaginal Pulse Amplitude (mV)
7
6
5
4
3
2
1
0
P=0.093
P<0.05
Mean (Erotic)
Maximum (Erotic)
Placebo
Oral Viagra®

† Twelve healthy premenopausal women were studied.

STATISTICALLY SIGNIFICANT IMPROVEMENT IN GENITAL STIMULATION (FIEI)[2]

Pfizer Clinical Field Study – Oral Viagra


Improvement on FIEI Questions†
Observed Number Improved (%)
70
60
50
40
30
20
10
0
P=0.017
P=0.015
Question 2
Question 4
Placebo
Oral Viagra®

† Question #2 – "After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged."

Question #4 – "After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be."

202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied.

Key Takeaways of Viagra® studies:

- Increased blood flow and clinical efficacy observed with oral sildenafil (Viagra®) in women.
- The side effect profile of the oral formulation was not optimal for women - leading to the exploration of alternative delivery options including a topical route of administration.

1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women's Health & Gender-Based Medicine. Vol. 11, No. 4. 2002
2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003.

Path Forward for Sildenafil Cream for Treatment of FSAD

EXPLORATORY PHASE 2B CLINICAL STUDY[1]

- The **Phase 2b Clinical Study** (ID# NCT04948151) was designed to evaluate Sildenafil Cream vs. placebo over 12 weeks.
- To Daré's knowledge, this was the first study specifically evaluating a potential therapy for treatment of FSAD.
- Among the ITT population[2], which included women with only FSAD as well as those with FSAD and concomitant sexual dysfunction diagnoses or genital pain, though the Sildenafil Cream group demonstrated greater improvement in the Sexual Function Questionnaire (SFQ28) Arousal Sensation (AS) Domain scores, there were no statistically significant differences between Sildenafil Cream and placebo cream users in the co-primary and secondary efficacy endpoints.
- Post-hoc analyses showed that Sildenafil Cream **significantly improved (P=0.04) arousal sensation** (SFQ28-arousal domain patient reported outcome) and demonstrated **additional clinically meaningful benefits** in a patient population with FSAD with or without concomitant decreased desire, a subset of the ITT population[3].

CLNICAL DEVELOPMENT PLAN

- Sildenafil Cream has potential to be a **first-in-category** option with significant commercial opportunity as there currently are no FDA approved treatments for FSAD.
- Daré intends to leverage existing safety data for sildenafil to utilize the FDA's 505(b)(2) pathway to obtain marketing approval for Sildenafil Cream in the U.S.
- **Phase 3 Development Plans**
  - Two successful Phase 3 trials will be required to support a New Drug Application (NDA) submission for the treatment of FSAD.
  - Phase 3 study protocol and statistical analysis plan submission to the FDA pending review of additional feedback from FDA:
    - Patients with FSAD with or without concomitant decreased desire
    - 12-week double-blind treatment period evaluating Sildenafil Cream compared to placebo cream
    - Co-primary efficacy endpoints and secondary endpoints utilizing endpoints evaluated in the Phase 2b RESPOND study
- Discussions with FDA regarding Phase 3 endpoint assessments are ongoing. We cannot at this time reasonably predict when the study will commence.

1. The preliminary efficacy and safety results of the Phase 2b study were published in 2024 in Obstetrics & Gynecology and The Journal of Sexual Medicine. See slide 38.
2. "ITT" means intention-to-treat population. N=200 randomized participants (101 to Sildenafil Cream, 99 to placebo cream). Sildenafil Cream-assigned women and 94 placebo cream-assigned women who received at least one dose made up the ITT population.
3. This subset of participants was made up of 33 Sildenafil Cream-assigned women and 32 placebo cream-assigned women.

Sildenafil Cream Phase 2b in FSAD

EXPLORATORY POST-HOC ANALYSES*

- Post-hoc analyses were conducted on enrollment female sexual dysfunction diagnosis category so that **efficacy could be evaluated in the study sub-populations based on concomitant diagnoses, such that the patient population most likely to benefit from the mechanism of action of Sildenafil Cream, 3.6% could be determined for the Phase 3 program**
- When this SFQ28 AS domain efficacy assessment was performed excluding study participants with inability to orgasm and subjects suffering from vaginal pain, both indications that could have other underlying causes beyond the arousal dysfunction, **the improvement in the Sildenafil Cream, 3.6% group was above the recommended meaningful within patient change and statistically significant compared to the minimal improvement in the placebo cream group**

Post-Hoc Analysis Results from Proposed Phase 3 population: FSAD with or without concomitant decreased desire

Endpoint	Sildenafil Cream 3.6% (N=33)	Placebo Cream (N=32)	P value
	LS change (SE) from BL to Week 12	*LS change (SE) from BL to Week 12*	
SFQ28 Arousal Sensation Domain*	2.03 (0.62)	0.08 (0.71)	0.04
SFQ28 Desire Domain	1.27 (0.76)	-0.89 (0.86)	0.06
SFQ28 Orgasm Domain	1.12 (0.49)	0.18 (0.52)	0.19
FSDS-DAO – Item 3 Guilt	-0.73 (0.16)	-0.23 (0.17)	0.04
FSDS-DAO – Item 5 Stressed	-0.50 (0.16)	-0.02 (0.16)	0.04
FSDS-DAO – Item 10 Embarrassed	-0.51 (0.17)	0.00 (0.17)	0.04
FSDS-DAO – Item 14 Concerned*‡	-0.27 (0.18)	-0.12 (0.20)	0.58

LS, least squares; SE, standard error
*Co-primary endpoint.
‡Previously reported as -0.21 (0.16) / -0.22 (0.16) / 0.95. New calculations will be used for Phase 3 planning; data on file. New analysis excludes from the calculation a pre-planned Evaluation of Recall Subset (ERS) group of patients who provided patient reported outcomes via the 1-month recall instruments but did not provide data via the 24-hour recall eDiary. This ERS is excluded from the primary endpoint analysis (SFQ28-AS and FSDS-DAO #14).

*See also Johnson, et al. Obstetrics & Gynecology 144(2):p 144-152, August 2024.

Sildenafil Cream Phase 2b in FSAD

SUMMARY OF SAFETY RESULTS

Sildenafil Cream was well tolerated by exposed users and their sexual partners.

- During the 12-week double-blind dosing period, there were 78 TEAEs reported by 29 of the 99 Sildenafil Cream-assigned participants and 65 TEAEs reported by 28 of the 94 placebo cream-assigned participants ($p=0.76$). All TEAEs were mild or moderate in severity.
- The most common treatment-related TEAE among these participants was application site discomfort.
- There were no differences in the number of treatment-related TEAEs among Sildenafil Cream versus placebo cream users ($p>0.99$).
- Four Sildenafil Cream participants and three placebo cream participants discontinued the study due to TEAEs involving application site discomfort ($p>0.99$).
- There were 9 TEAEs reported by 7 of 91 sexual partners exposed to Sildenafil Cream versus 4 TEAEs reported by 4 of 84 sexual partners exposed to placebo cream ($p=0.54$).
- For the full data on adverse events, please see the publication:

Thurman, et al. Safety of topical sildenafil cream, 3.6% in a randomized, placebo-controlled trial for the treatment of female sexual arousal disorder. J Sex Med. 2024 Sep 3;21(9):793-799.

Sildenafil Cream, 3.6% Pharmacokinetic and Pharmacodynamic Studies

PHASE 1 & PHASE 2A STUDY RESULTS

Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)[1]

Normal healthy postmenopausal women (n=20) were dosed with escalating doses of Sildenafil Cream, 3.6%, using a cross-over study design.

Sildenafil Cream had significantly lower systemic exposure compared to a 100 mg oral sildenafil dose[2]:

- Concentrations were approximately two orders of magnitude lower than that seen in men after a single 100mg oral dose.

All evaluated doses of Sildenafil Cream were well tolerated.

- All treatment-emergent adverse events were mild, and there were no serious adverse events.
- No cardiac treatment-emergent adverse events or episodes of symptomatic orthostatic hypotension were observed.

Phase 2a Study of SST-6007(Sildenafil Cream, 3.6%)[3]

- Demonstrated increased blood flow in the genital tissue compared to placebo (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing

Phase 1 Study

Parameter	Treatment Level		
	Sildenafil Citrate 50mg Cream, n=20	Sildenafil Citrate 100mg Cream, n=20	Sildenafil Citrate 200mg Cream, n=19
Cmax (ng/mL)	3.36	3.81	5.26
AUC0-t (h*ng/mL)	25.60	30.85	42.51
Tmax (hr)	3.00	2.50	2.00

THERMOGRAPHY STUDY RESULTS*

- Demonstrated **time to effect (11-15 minutes)**
- Positive cognitive arousal responses were noted
- Significantly **greater increases in genital temperature** after application of Sildenafil Cream compared to placebo cream
- Significantly **greater self-reported arousal** responses reported during Sildenafil Cream visits compared to placebo cream visits

Statistically significant greater linear slope during minutes 11-15 of the sexually explicit stimuli as compared to the placebo cream for the vestibule.

Figure 1. Clitoral temperature change during the sexually explicit film


3
2.5
2
1.5
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30

Thermography Study Design & Methodology (N=6)[4]

Phase 1, single-dose, double-blind, placebo-controlled, 2-way crossover study evaluating the feasibility of using thermography to assess the pharmacodynamics of Sildenafil Cream, 3.6% in normal healthy women. The study required 3 visits and a follow up contact: Visit 1 (screening), Visits 2-3 (double-blind dosing) and a phone call (safety follow-up).

1. Cornell, et al. Menopause. Published online Aug 26, 2026. Sildenafil Cream, 3.6% was previously known as SST-6007.
2. Nichols, et al. Br J Clin Pharmacol. 2002;53(Suppl 1):5S-12S.
3. Data on file.
4. Goldstein, et al. The Journal of Sexual Medicine. 2020 Jan; 17(Suppl 1):S69.

* Thermography utilizes sensitive cameras capable of detecting and recording temperature variations over time. Genital temperature changes are a surrogate for genital blood flow.

Notable Publications for Daré's Sildenafil Cream, 3.6%

PUBLICATION	AUTHOR(S)	TITLE
Sexual Medicine, Volume 12, Issue 5, October 2024	Johnson, et al.	*Impact of age, race, and medication use on efficacy endpoints in a randomized controlled trial of topical sildenafil cream for the treatment of female sexual arousal disorder*
Obstetrics & Gynecology. 144(2):p 144-152, August 2024.	Johnson, et al.	*Preliminary Efficacy of Topical Sildenafil Cream for the Treatment of Female Sexual Arousal Disorder*
The Journal of Sexual Medicine. 2024 Sep 3;21(9):793-799.	Thurman, et al.	*Safety of topical sildenafil cream, 3.6% in a randomized, placebo-controlled trial for the treatment of female sexual arousal disorder*
The Journal of Sexual Medicine. 2024 Jul 26; 21(9): 787-792.	Johnson, et al.	*Comparisons and correlations of 1-month recall vs 24-hour recall in patient-reported outcomes of an exploratory, phase 2b, randomized, double-blind, placebo-controlled clinical trial of sildenafil cream, 3.6% for the treatment of female sexual arousal disorder*
The Journal of Sexual Medicine. 2023 Feb 27; 20(3):277-286	Symonds, et al.	*Symptoms and associated impact in pre- and postmenopausal women with sexual arousal disorder: a concept elicitation study*
The Journal of Sexual Medicine. 2020 Jan; 17(Suppl 1):S69.	Goldstein, et al.	*A Double-blind, Placebo-controlled, 2-Way Crossover Study Using Thermography to Assess the Pharmacodynamics of Sildenafil Cream, 3.6% in Healthy Women*
Menopause. Published online Aug 26, 2026. DOI: 10.1097/GME.0000000000002879.	Cornell, et al.	*A phase 1, open-label, within-participant dose-escalation study to evaluate the safety and pharmacokinetics of topical sildenafil cream in healthy postmenopausal women*

OVAPRENE®
Investigational Hormone-Free Monthly Intravaginal Contraceptive

OVAPRENE® PRE-PIVOTAL STUDY

The Ovaprene® Pre-Pivotal Postcoital Test (PCT) study met its primary endpoint.

- In **100% of women and cycles**, Ovaprene prevented the requisite number of sperm from reaching the cervix.
- A successful cycle was defined as an average of less than five (< 5) progressively motile sperm (PMS) per high-powered field (HPF) being present in the midcycle cervical mucus collected two to three hours after intercourse with Ovaprene in place.[1]
- Using a surrogate marker for contraceptive effectiveness, the PCT study showed **similar results to products that later demonstrated "typical use" contraceptive effectiveness of 86-91%***

*In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods.[2]

OVAPRENE® PRE-PIVOTAL STUDY RESULTS


80
70
60
50
40
30
20
10
0
Average Number of Progressively Motile Sperm
Mean: 27.2
Median: 23.2
n = 26
Mean: 0.5
Median: 0.0
n = 49
Primary endpoint met
Baseline PCT
Ovaprene PCT

1. Mauck, et al. Contraception, Vol. 132, April 2024
2. Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444
3. Del Priore, et al. Journal of Reproductive Medicine 2009; 54: 685-690

OVAPRENE®

Investigational Hormone-Free Monthly Intravaginal Contraceptive [1]

U.S. REGULATORY STRATEGY

Review via a premarket approval (PMA) application to the FDA's Center for Devices and Radiological Health based on a prior request for designation process with the FDA.

PIVOTAL STUDY DESIGN[2]

- This is a non-comparative study meaning all women will use Ovaprene – **there is no placebo**
- At least 2,500 menstrual cycles of product exposure[3]
- **Primary objective**
  - Typical use pregnancy rate over 13 menstrual cycles (estimated Pearl Index)
- **Secondary objectives**
  - 13-cycle typical use cumulative pregnancy rate
  - Safety, acceptability, product fit/ease of use, vaginal health

Pivotal study ongoing

- Enrollment is ongoing; recruiting at five study sites supported by grant funding received in November 2024; currently anticipate enrollment will be completed in 2026.
- The study's DSMB has conducted two planned interim analyses. In Q3 2025 and in May 2026, the DSMB recommended the study continue without modification. No new safety or tolerability concerns were identified at either interim review. Most recent interim dataset: 339 subjects, ~1,800 menstrual cycles. Interim pregnancy rate (~9%) consistent with expectations from PCT study.[4]


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We are seeking healthy women to evaluate a non-hormonal birth control product. Compensation provided.
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1. Anticipated regulatory pathway and timelines.
2. Clinicaltrials.gov ID: NCT06127199
3. Per a protocol amendment implemented in August 2026, the study no longer targets at least 250 "completers" (subjects who complete 13 menstrual cycles of product use). For a more detailed discussion of updates on the Ovaprene Phase 3 study, including important risk factors, see our quarterly report on Form 10-Q filed with the SEC on August 13, 2026.
4. The results of the PCT study and the interim results of the Phase 3 study of Ovaprene are not necessarily predictive of final results of the Phase 3 study. There is no guarantee of a successful outcome in the Phase 3 study.